UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024

NORDSON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	0-7977	34-0590250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

28601 Clemens Road

Westlake, Ohio 44145

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 440-892-1580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Shares, without par value	NDSN	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 21, 2024, Nordson Corporation (the “Company”) entered into (i) a 364-Day Term Loan Agreement (the “Term Loan Agreement”) with Morgan Stanley Senior Funding, Inc., as Administrative Agent (the “Term Loan Agent”), Sole Lead Arranger and Sole Bookrunner, and various financial institutions named therein as lenders and (ii) along with its subsidiary, Nordson Engineering GmbH, a private limited liability company organized and existing under the laws of Germany, registered with the commercial register of the local court of Lüneburg under number HRB 999 (the “Nordson GmbH”), an Incremental Amendment to Credit Agreement (the “Incremental Amendment”) with Wells Fargo Bank, National Association, as Administrative Agent (the “Revolving Agent”), and various financial institutions named therein as lenders, which amended that certain Credit Agreement, dated as of June 6, 2023 (the “Revolving Credit Agreement”), by and among the Company, Nordson GmbH, the Administrative Agent, Wells Fargo Securities, LLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A., PNC Capital Markets LLC, and U.S. Bank National Association, as Joint Lead Arrangers and Joint Bookrunners, and various financial institutions named therein as lenders. The Term Loan Agreement provides for a delayed draw term loan facility in the aggregate principal amount of $500.0 million (the “Term Loan Facility”). The Incremental Amendment, among other things, provides for an increase in the Revolving Credit Commitments (as defined in the Revolving Credit Agreement) in an amount equal to $72.5 million.

The Term Loan Agreement:

•	provides for a committed senior unsecured Term Loan Facility denominated in dollars;
•

provides that the loans under the Term Loan Facility will be funded by the lenders upon the satisfaction of certain conditions, including the concurrent consummation of the Acquisition (as defined below) (such date, the “Closing Date”);

•

requires mandatory prepayments of the loans under the Term Loan Facility with the net cash proceeds from debt and equity issuances and asset sales, in each case subject to exceptions, baskets and thresholds as set forth in the Term Loan Agreement;

•	matures on the day that is 364 days after the Closing Date;
•	contains certain representations and warranties that the Company believes are usual and customary for a senior unsecured credit facility;
•

contains certain covenants that the Company believes are usual and customary for a senior unsecured credit facility and which become effective from and after the funding of the Term Loan Facility on the Closing Date, including compliance with a leverage ratio and an interest coverage ratio, and certain covenants that restrict, among other things, the Company’s and its subsidiaries’ ability to: incur debt; incur liens; merge or consolidate with other companies or sell assets outside the ordinary course of business; and

•

contains events of default usual and customary for a senior unsecured credit facility (subject to grace periods, as appropriate and which become effective from and after the funding of the Term Loan Facility on the Closing Date) including among others: nonpayment of principal, interest or fees; breach of the representations or warranties; breach of the financial, affirmative or negative covenants; default of payment on, or accelerations of, other material indebtedness; bankruptcy or insolvency; material judgments entered against the Company or any of its subsidiaries; certain specified events under the Employee Retirement Income Security Act of 1974, as amended; certain changes in control of the Company; and the invalidity or unenforceability of the Term Loan Agreement or other documents associated with the Term Loan Agreement.

As previously disclosed, on May 28, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Alpha Medical Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Atrion Corporation, a Delaware corporation (“Atrion”), pursuant to which, among other things, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Atrion (the “Merger”), with Atrion surviving the Merger as a wholly owned subsidiary of the Company (the “Acquisition”). The Company plans to use the proceeds of the Term Loan Facility to fund, in part, the Acquisition.

The loans under the Term Loan Facility bear interest at either a base rate or a SOFR rate plus an applicable margin. The applicable margin is based on the Company’s Leverage Ratio (as defined in the Term Loan Agreement).

The Incremental Amendment amends the Revolving Credit Agreement such that the aggregate Revolving Credit Commitment (as defined in the Revolving Credit Agreement) of all Revolving Credit Banks (as defined in the Revolving Credit Agreement) as of the effective date of the Incremental Amendment is $922.5 million (the “Revolving Credit Facility”). Proceeds of the Revolving Credit Facility are available for use by the Company and Nordson GmbH for working capital, acquisitions, and other general corporate purposes, including refinancing existing debt of the Company and its subsidiaries.

The foregoing descriptions of the Term Loan Agreement and the Incremental Amendment do not purport to be complete and are qualified in their entirety by reference to (i) the Term Loan Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and (ii) the Incremental Amendment, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

The lenders under the Term Loan Facility and the Revolving Credit Facility and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services from the Company and its subsidiaries (including in connection with the transactions described in this Form 8-K), for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The description contained under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

4.1	364-Day Term Loan Agreement, dated as of June 21, 2024, by and among Nordson Corporation, as Borrower, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Sole Lead Arranger and Sole Bookrunner, and various financial institutions named therein as lenders.

4.2	Incremental Amendment to Credit Agreement, dated as of June 21, 2024, by and among Nordson Corporation as Borrower, Nordson Engineering GmbH as German Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and various financial institutions named therein as lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSON CORPORATION

Date: June 24, 2024	By:	/s/ Daniel Hopgood
Daniel Hopgood
Executive Vice President and Chief Financial Officer